Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Maplebear Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(a)	25,300,000	$30.00	$759,000,000	0.0001102	$83,641.80

	Total Offering Amounts					$759,000,000		$83,641.80

	Total Fees Previously Paid							$78,065.68(2)

	Total Fee Offsets							—

	Net Fee Due							$5,576.12

(1)	Includes 3,300,000 additional shares of common stock that the underwriters have the option to purchase.
(2)

The Registrant previously paid registration fees of (a) $11,020 in connection with the initial filing of this Registration Statement on Form S-1 on August 25, 2023 and (b) $67,045.68 in connection with the filing of Amendment No. 1 to this Registration Statement on Form S-1 on September 11, 2023.